UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 12, 2012

THE GRAYSTONE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-54254 (Commission File No.)	27-3051592 (IRS Employer Identification No.)

2620 Regatta Drive, Ste 102
Las Vegas, NV 89128
(Address of principal executive offices, including ZIP code)

(888) 552-3750
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 3.02	Unregistered Sales of Equity Securities

On September 12, 2012, the Company issued 500,000 shares of its Class a common Stock to Renard Properties, LLC for $7,500 (or a price per shares of $.015).   Renard Properties, LLC is beneficially owned by our CEO Paul Howarth.  The cash will be used for the Company’s retail gold and silver sales. The shares were purchased from the directly from the Company and are restricted until June 30, 2013.

On September 12, 2012, the Company issued 500,000 shares of its Class a common Stock to JW Group, Inc. for $7,500 (or a price per shares of $.015).   Renard Properties, LLC is beneficially owned by our FO Joseph Mezey. The cash will be used for the Company’s retail gold and silver sales. The shares were purchased from the directly from the Company and are restricted until June 30, 2013.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Graystone Company, Inc.
Dated: September 12, 2012
	By:	/s/ Joseph Mezey
Name: Joseph Mezey
Title: CFO